EX 99.1

Versartis Reports Second Quarter 2018 Financial Results and Reviews Recent Developments

MENLO PARK, Calif., August 7, 2018 (GLOBE NEWSWIRE) -- Versartis, Inc. (Nasdaq:VSAR) today announced financial results for the second quarter ended June 30, 2018 and provided a review of recent corporate activities.

“We are excited about our proposed merger with Aravive, which was announced in June following our extensive review of strategic options. The transaction offers Versartis stockholders a significant ownership stake in a promising company with a novel approach for treating a variety of resistant or metastatic cancers, as well as the talent and financial resources to advance the development program to important inflection points,” said Jay Shepard, Chief Executive Officer. “The Phase 1 study of Aravive’s lead candidate has now been completed; the safety and tolerability endpoints for the trial were met and AVB-S6-500 demonstrated clinical proof-of-mechanism in neutralizing GAS6. The Phase 1b portion of a Phase 1b/2 trial of AVB-S6-500 in ovarian cancer is expected to begin before year end, with initial data anticipated during 2019.”

Recent Developments and Upcoming Events

•

On June 3, 2018, Versartis and Aravive Biologics, Inc. entered into a definitive agreement under which Aravive will merge with a wholly owned subsidiary of Versartis in an all-stock transaction. The transaction will result in a clinical stage company based in Houston, Texas, focused on the development of innovative oncology therapeutics.

•	The transaction has been unanimously approved by the boards of directors of both companies and is subject to approval by the stockholders of both companies.
•

A Form S-4 registration statement containing a preliminary proxy statement and prospectus (subject to updating and completion) related to the transaction was filed with the U.S. Securities and Exchange Commission (SEC) on August 3, 2018 and may be accessed on the SEC’s web site at the address provided below under the caption “Important Additional Information and Where to Find It.”

•

Once the registration statement has been declared effective by the SEC, an amended Form S-4 will be filed with the SEC and mailed to Versartis stockholders; this document will provide details regarding the meeting of stockholders to obtain the approvals necessary to complete the merger, including the record date that determines which stockholders are entitled to vote at the meeting.

•	The transaction is expected to close during 2018, subject to approval by the stockholders and the satisfaction or waiver of other customary closing conditions.

Second Quarter 2018 Financial Results

For the second quarter ended June 30, 2018, Versartis reported a net loss of approximately $9.8 million, or $0.27 per share, basic and diluted, compared to a net loss for the second quarter ended June 30, 2017 of $36.6 million, or $1.04 per share, basic and diluted.

Total operating expenses for the quarter ended June 30, 2018 were $9.4 million compared to $36.2 million for the quarter ended June 30, 2017. Research and development (R&D) expenses for the quarter ended June 30, 2018 were $3.4 million, compared to $28.6 million for the quarter ended June 30, 2017. The decrease in R&D expenses was primarily due to the termination of clinical and manufacturing related contracts that supported the company’s Phase 3 clinical trials for somavaratan following the Phase 3 VELOCITY trial failing to meet its primary endpoint, as well as a substantial reduction in our workforce.

General and administrative (G&A) expenses were $6.0 million for the quarter ended June 30, 2018 compared to $7.6 million for the quarter ended June 30, 2017.  The decrease in G&A expenses was primarily due to the reduction in workforce and our continued efforts to reduce consulting and professional services expenses following the Phase 3 VELOCITY trial failing to meet its primary endpoint, partially offset by an increase in professional services attributable to our proposed merger transaction with Aravive.

Total operating expenses for the quarter ended June 30, 2018 include non-cash stock-based compensation expense of $2.1 million compared to $3.7 million of non-cash stock-based compensation expense for the quarter ended June 30, 2017.

Total operating expenses for the six months ended June 30, 2018 were $18.0 million, compared to $65.8 million for the six months ended June 30, 2017.  R&D expenses for the six months ended June 30, 2018 were $7.0 million, compared with $50.6 million for the six months ended June 30, 2017, with the reduction being primarily due to the termination of clinical and manufacturing related contracts noted above.  G&A expenses for the six months ended June 30, 2018 were $10.9 million, compared to $15.2 million for the six months ended June 30, 2017. The decrease was attributable to the reduction in workforce and our continued efforts to reduce consulting and professional services expenses following the Phase 3 VELOCITY trial failing to meet its primary endpoint, partially offset by an increase in professional services attributable to our proposed merger transaction with Aravive noted above.

Total operating expenses for the six months ended June 30, 2018 include non-cash stock-based compensation expense of $5.0 million, compared to $7.5 million of non-cash stock-based compensation expense for the six months ended June 30, 2017.

Cash, cash equivalents, and short-term investments were $67.8 million as of June 30, 2018.

About Versartis, Inc.

Versartis, Inc. (NASDAQ:VSAR) is a biopharmaceutical company led by a management team with rich experience and expertise discovering, developing and commercializing innovative therapeutics for the life sciences industry, including in the field of oncology.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Versartis, Aravive, the merger and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Versartis, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements express or implied in this communication include, but are not limited to, statements regarding the anticipated completion of the proposed merger and Aravive’s planned clinical activities, including the initiation and availability of data from clinical studies, and statements made by Versartis’s CEO. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the merger are not satisfied in a timely manner or at all, including but not limited to the failure to obtain stockholder approval for the merger; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; uncertainties as to the timing of the consummation of the merger and the ability of each of Versartis and Aravive to consummate the merger; risks related to Versartis’s ability to correctly estimate its operating expenses and its expenses associated with the merger; risks related to the market price of Versartis’s common stock relative to the exchange ratio; risks related to the ability of Versartis or Aravive to protect their respective intellectual property rights; risks related to the effect of the announcement of the merger on Versartis’s business relationships, operating results and business generally; competitive responses to the merger; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; provisions in certificate of incorporation, bylaws and laws of Delaware containing provisions that could delay or discourage a change in control of the Company; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Versartis’s Form S-4 filed with the SEC on August 3, 2018, Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2017, Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2018, and recent Current Reports on Form 8-K, each as filed with or furnished to the SEC. Versartis can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Versartis undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information and Where to Find It

In connection with the proposed transaction between Versartis and Aravive, on August 3, 2018, Versartis filed relevant materials with the SEC, including a registration statement on Form S-4 that contains a proxy statement and prospectus. VERSARTIS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VERSARTIS, THE MERGER AND RELATED MATTERS. Investors and shareholders can obtain free copies of the proxy statement, prospectus and other documents filed by Versartis with the SEC through the website maintained by the SEC at www.sec.gov or at Versartis’s website at www.versartis.com or by contacting Versartis, Inc., 1020 Marsh Road, Menlo Park, California 94025, Attention: Corporate Secretary. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials before making any voting or investment decision with respect to the merger.

Participants in the Solicitation

Versartis and Aravive, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about Versartis’s directors and executive officers is included in the registration statement on Form S-4 filed with the SEC on August 3, 2018, as well as Versartis’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 6, 2018, and the Form 10-K/A filed with the SEC on April 11, 2018. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Kevin Haas

VP, Finance

(650) 963-8595
khaas@versartis.com

Investors:

Mike Zanoni

Endurance Advisors

mzanoni@enduranceadvisors.com

Media:

Christine Labaree

Evergreen Communications

christine@evergreencomms.com

Versartis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating expenses
Research and development	$3,438	$28,618	$7,038	$50,622
General and administrative	6,003	7,572	10,920	15,228
Total operating expenses	9,441	36,190	17,958	65,850
Loss from operations	(9,441)	(36,190)	(17,958)	(65,850)
Interest income	249	242	442	441
Other income (expense), net	(656)	(521)	(1,313)	(782)
Net loss before provision for income taxes	$(9,848)	$(36,469)	$(18,829)	$(66,191)
Provision for income taxes	-	128	-	128
Net loss	$(9,848)	$(36,597)	$(18,829)	$(66,319)
Net loss per share- basic and diluted	$(0.27)	$(1.04)	$(0.52)	$(1.89)
Weighted-average common shares used to compute basic and diluted net loss per share	36,134	35,316	36,010	35,001

Versartis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)

	June 30,	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$67,776	$81,146
Other assets	3,754	3,743
Build-to-suit lease asset	8,770	8,888
Total assets	$80,300	$93,777
Liabilities and stockholders' equity:
Accounts payable and other current liabilities	$4,038	$5,593
Build-to-suit lease obligation	7,324	5,428
Total liabilities	11,362	11,021
Total stockholders' equity	68,938	82,756
Total liabilities and stockholders’ equity	$80,300	$93,777